Exhibit 19.1

Personal Securities Transactions Policy

Foundational Principle
Citizens will adhere to all laws and regulations while applying the highest ethical standards in a manner that is understood by our colleagues and puts our customers’ interests first in order to provide the best possible customer experience.

Overview and Purpose
The Personal Securities Transactions Policy (PST Policy) has been developed to meet regulatory and legal requirements, and to safeguard the reputation of Citizens Financial Group, Inc. and each of its subsidiaries (collectively Citizens), as well as their employees and directors. The PST Policy outlines the requirements for personal trading (known as “personal securities transactions”) and has been designed so that these activities:
•do not, or do not appear to, involve the misuse of Material Non-Public Information (MNPI);
•do not create a potential conflict with the interests of Citizens or its Clients, or the appearance of such;
•do not amount to a distraction from their work or otherwise compromise the duties they owe to Citizens or its Clients;
•are undertaken to facilitate legitimate investment activities, rather than for short-term or speculative purposes which might potentially expose the employee and/or Citizens to reputational risk; and
•comply with all applicable laws, rules and regulations.
Key terms are italicized throughout the PST Policy and are defined in the Key Definitions in Appendix.
Refer to the PST Minimum Requirements document for a summary of Securities subject to the PST Policy.

Scope
Individuals Subject to PST Policy
All monitored Citizens employees, third party resources (including contractors, consultants, interns and other non-employees) (collectively employees) and directors are subject to the PST Policy.
The PST Policy applies not only to accounts of employees and directors, but also to the accounts of other individuals closely connected to, or subject to the influence of, employees and directors known as Related Accounts. Related Accounts, as described below, are within the scope of the PST Policy and must be treated the same as employee and director accounts.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 1

Exhibit 19.1

Personal Securities Transactions Policy

The PST Policy also applies to Citizens when Citizens is purchasing or selling Citizens Securities.
Accounts Within Scope of PST Policy
This PST Policy applies to all in-scope accounts with Securities brokerage capabilities (e.g., individual stocks, bonds, option contracts); which are (i) owned directly or indirectly (i.e., Indirect Ownership) by an employee or director, or (ii) Related Accounts.
Refer to the PST Minimum Requirements document for a summary of in-scope accounts and Securities subject to the PST Policy.
Employees who have any doubt whether an account falls within the scope of the PST Policy should contact the Control Room.
Directors who have any doubt whether an account falls within the scope of the PST Policy should contact the General Counsel, nominated delegate, or the Control Room.

Roles and Responsibilities
Business Lines
Business lines must establish procedures, including roles and responsibilities, for key processes and controls that facilitate compliance with this Policy, and any relevant laws and regulations. Appropriate training will be provided to individuals with responsibility for any aspect of compliance with this Policy.
Employees
Employees are responsible for adhering to the PST Policy, including the PST Policy Minimum Requirements and any additional requirements established by their Business Line.
Employees who transfer from one part of Citizens to another or who otherwise change their roles should consult with their respective Manager and/or the Control Room to understand how the PST Policy impacts their personal securities transactions activities.
Managers
All managers must ensure employees who report to them are aware of the PST Policy and adhere to its requirements. Managers may also be required to take disciplinary actions in instances where employees violate the PST Policy.
Window Group
Individuals included in the Window Group are responsible for complying with the PST Policy and are subject to additional restrictions on trading in Citizens Securities. Please see the Additional Requirements for the Window Group section for more details.
Control Room Responsibilities

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 2

Exhibit 19.1

Personal Securities Transactions Policy

The Control Room is responsible for overseeing the Business Lines compliance with the PST Policy by providing the necessary advice and guidance. The Control Room resides in the Conduct & Ethics Office and is responsible for operating appropriate systems, processes and providing guidelines to support adherence to the PST Policy. The Control Room will provide Management information reporting that is relevant to personal security trades, trend analysis and review of policy violations.
The Control Room is also responsible for investigating potential violations of PST policy and ensuring appropriate corrective action is promptly taken, including escalating and/or reporting to the Conduct and Ethics Oversight Committee, applicable Compliance and Business Line Management, and others as deemed necessary.
Legal
Citizens General Counsel, or nominated delegate, is responsible for clearing all acquisitions and dispositions of Citizens Securities for the Section 16 Filers. The Office of the Corporate Secretary is responsible for completing Section 16 filings with the SEC on behalf of the Section 16 Filers.

Policy Requirements
Personal Securities Transaction Requirements
Employees must avoid personal securities transactions activities that involve excessive risk or short-term speculation.  Citizens tracks the number of trades employees execute in all securities including but not limited to stocks, bonds, options, mutual funds and ETF’s.  While broad based Exchange Traded Funds (“ETF’s”) and mutual funds are not subject to the PST Policy and Procedures, they are monitored for excessive trading.
Employees must not undertake or commit to personal securities transactions unless they have sufficient funds available for settlement.
Employees or directors in possession of MNPI related to Citizens, or any of its Clients, significant suppliers or direct competitors, must not utilize or take advantage of that information to trade for his/her benefit, Citizens' benefit, or the benefit of any other persons or entities.
Protecting MNPI
Employees and directors who receive or come into contact with MNPI about Citizens, its Clients, or other parties (e.g., Citizens Third Party Partners) must always treat it as Confidential Information.
With respect to these parties and information, employees and directors are prohibited from sharing the information with anyone that does not have a legitimate business need to know, except as permitted within Business Line procedures that have been reviewed and approved by the Control Room. Employees and directors are required to comply strictly with measures necessary to handle and protect MNPI.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 3

Exhibit 19.1

Personal Securities Transactions Policy

Confidential Information must not be shared with anyone that does not need to know the information to perform their duties and to carry out the purpose(s) for which the information was provided.
Employees must not ask for or make an effort to obtain Confidential Information if they do not need to know the information. Refer to the Client Management and Information Barrier Policy for further details.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 4

Exhibit 19.1

Personal Securities Transactions Policy

Trading in Citizens Securities
Employees and directors must not place a purchase, sale order or recommend that another person place a purchase or sale order in Citizens' Securities when he or she has knowledge of MNPI concerning Citizens. This includes orders for purchases and sales of stock and convertible Securities. Any employee or director who possesses MNPI must wait until the information has been publicly released before trading.

Citizens must not purchase or sell Citizens’ Securities when it has knowledge of MNPI concerning Citizens; provided that such restriction does not apply to transactions pursuant to written plans for trading securities that comply with Rule10b5-1 under the Securities Exchange Act of 1934.
Citizens prohibits employees including members of the Window Group from selling Citizens stock short. This type of activity is inherently speculative in nature and is contrary to the best interests of Citizens and its shareholders.
Hedging and Derivatives
Monitored employees (including officers) and directors are prohibited from engaging in any hedging transactions, including purchasing financial securities (including prepaid variable forward contracts, equity swaps, collars, exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Citizens' equity securities.
Monitored employees (including officers) and directors are also prohibited from engaging in transactions involving options, puts, calls, prepaid variable forward contracts, or other derivatives relating to Citizens’ equity securities. Trading in uncovered options is potentially risky and highly speculative and could expose Citizens to reputational and financial risk. This policy does not pertain to stock options granted by Citizens as stock options cannot be traded.
Pledging of Securities, Margin Accounts
Pledged securities may be sold by the pledgee without the pledgor’s consent under certain conditions. For example, securities held in a margin account may be sold by a broker without the customer’s consent if the customer fails to meet a margin call. Because such a sale may occur at a time when an employee or director has MNPI or is otherwise not permitted to trade in Citizens Securities, Citizens prohibits employees and directors from pledging Citizens Securities in any circumstance, including purchasing Citizens Securities on margin or holding Citizens Securities in margin. Citizens Securities are not marginable and must be held in cash.
Equity-Based Compensation
Certain employees (including officers) and directors may receive equity-based compensation awards pursuant to Citizens' equity plans, which will be subject to terms and conditions (i.e.,

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 5

Exhibit 19.1

Personal Securities Transactions Policy

vesting conditions) set forth in the plan document and applicable award agreement. Management must take steps to make their employees aware that:
•Information Sensitive Employees and CFG Information Sensitive Employees must seek pre-clearance for the sale of Citizens Securities received upon the vesting, settlement or exercise of equity-based compensation awards; and
•Consistent with the general prohibitions against hedging and pledging above, equity-based awards must not be hedged or pledged to lessen the impact of a reduction in value of such awards.
Prohibited Categories of Transaction
Employees and directors are prohibited from Front Running, Short Selling, Uncovered Options, Future Contracts, Single Stock Futures, Security Future Products, Shadow Trading, and other restrictions outlined or referenced in the PST Policy and related appendices.
Refer to the PST Policy Minimum Requirements document for Securities that are subject to these restrictions.
Note: Selling Call Option and Buying Put Option contracts without owning the underlying equity position is considered Selling Short (i.e., holding an Uncovered Options contract). Also trading Stock Option strategies where profit is obtained when the underlying stock price falls (i.e., Debit Put Spread, Credit Call Spread, etc.) is prohibited.
Investment Clubs
Employees and directors must not participate in investment clubs. This is a prohibited activity.
Restrictions on Personal Securities Transactions that Potentially Pose a Conflict of Interest
Employees and directors must prioritize the interests of Citizens and its Clients ahead of their own personal securities transactions and are prohibited from entering into transactions that:
•Involve a Citizens Client in a way which might give rise to a Conflict of Interest between the employee or director and Citizens or its Clients;
•Use Citizens proprietary information or Client information (e.g., Confidential Information) in any way to advantage their personal securities transactions;
•Involve collusion with a Client to engage in fraudulent or unethical activity; or
•Create potential reputational or regulatory risk to Citizens or its Clients.
In addition, Monitored Persons are not permitted to participate in any offering (e.g., public, private, follow-on, “when issued”) in which Citizens has an acknowledged capital markets syndicate role. Employees are prohibited in participating in any Initial Public Offerings (IPO), whether or not Citizens is involved.
Subject to the above prohibitions, employees and directors are able to subscribe for all other offerings provided the related personal securities transactions comply with the PST Policy.
___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 6

Exhibit 19.1

Personal Securities Transactions Policy

Minimum Holding Periods
Employees and directors1are prohibited from short-term trading. Investments must be held for a minimum period of a full 30 calendar days after the purchase date. Day one starts after trade date. Sells orders cannot be placed on day 30. (Example: The earliest a stock purchased on February 6 could be sold would be on March 9). Note: This date reflects a non-leap year transaction.
Note: Options and Derivatives cannot be used to circumvent any part of the policy, including the holding requirements listed above.
Refer to the PST Policy Minimum Requirements document for Securities exempt from the 30 calendar day holding period.
Additional Requirements for Monitored Persons
Employees and directors who are informed by the Citizens Control Room that they have been designated as an Information Sensitive Employee or a CFG Information Sensitive Employee by virtue of them being (i) a Citizens Private Side Employee; (ii) a member of the Window Group; or (iii) a Section 16 Filer, are subject to additional requirements and personal securities transactions restrictions. In addition, refer to the PST Policy Minimum Requirements document for requirements of Monitored Persons.
Monitored Persons are required to adhere to the Additional Personal Securities Transactions Requirements for Monitored Persons are outlined in the PST Policy Minimum Requirements document, which include the requirements to maintain their accounts through designated, Citizens approved brokers and pre-clear their trades with the Control Room through the FIS Employee Compliance Manager (ECM) application, as applicable.
Note: CFG Information Sensitive Employees are only required to pre-clear trades in Citizens Securities. All other personal securities transactions are exempt from the pre-clearance requirements. However, all equity, bond and option positions held are still subject to the 30-Day Hold provisions and all other requirements of the PST Policy.
Additional requirements for Information Sensitive Employees are outlined in the PST Policy. Additionally, refer to the PST Policy Minimum Requirements document for classification and requirements of Monitored Persons and approved broker list.
Business Lines are required to timely or immediately notify the Control Room of employee status changes (e.g., movers, joiners, leavers) where such status change can impact the classification of the employee.

Additional Requirements for Citizens Private Side Designated Employees
___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 7

Exhibit 19.1

Personal Securities Transactions Policy

In addition to requirements set forth in the PST Policy, employees designated as Citizens Private Side Employees are prohibited from personal securities transactions in Securities, loans, derivatives and other securities issued by or referenced to, any entity or company Citizens has been marketing to in respect of an advisory, financing or capital market transaction.
These restrictions apply to any groups or employees co-located within the private side designated areas and to any individual designated Above the Wall.
Additional Requirements for the Window Group
In addition to the requirements set forth in the PST Policy, the Window Group is subject to the following restrictions on trading in or transferring of Citizens Securities:
•Trading is generally permitted 48 hours following an earnings release with respect to the preceding fiscal period until the fifteenth calendar day of the last month of the then current fiscal quarter (the "Open Window"), subject to the restrictions below;
•All trades are subject to prior review;
•All trades must be pre-cleared through the ECM system;
•No trading or transferring of Citizens Securities is permitted outside the Open Window period except for reasons of exceptional personal hardship and subject to prior review by the Control Room, Chief Executive Officer, General Counsel; provided that, if one of these individuals wishes to trade outside the Open Window, it shall be subject to prior review by the other; and
•Citizens Securities received via Restricted Stock Units (RSU), ESPP, open market purchases, Grant Awards and/or any other type of acquisition are prohibited from being transferred out to a non-approved firm or managed account.
Note that at times the General Counsel may determine that no trades may occur even during the Open Window when clearance is requested. No reasons may be provided and the closing of the Open Window itself may constitute MNPI that must not be communicated.
The foregoing Window Group restrictions do not apply to transactions pursuant to written plans for trading securities that comply with Rule 10b5-1 under the Securities Exchange Act of 1934 (10b5-1 Plans). However, Window Group members must not enter into, amend or terminate a 10b5-1 Plan relating to Citizens Securities without the prior approval of the General Counsel, which will only be given during an Open Window period.
Section 16 Filers
All Section 16 Filers are members of the Window Group and, in addition to the requirements set forth in the PST Policy, Section 16 Filers must pre-clear all acquisitions and dispositions of Citizens Securities through the General Counsel, or nominated delegate, prior to seeking pre-clearance through the Control Room. Section 16 Filers are subject to requirements and

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 8

Exhibit 19.1

Personal Securities Transactions Policy

obligations associated with owning, trading and reporting Citizens securities pursuant to Section 16 of the Securities Exchange Act of 1934.
Sales of Citizens Securities by Affiliates Under Rule 144
Sales of Citizens securities by affiliates are subject to additional requirements under Rule 144 of the Securities Exchange Act of 1934. An affiliate is a person such as an executive officer, a director or large shareholder, in a relationship of control with Citizens. Executive Officers and directors deemed to be subject to Rule 144 requirements for sales of Citizens securities will be informed of such status by Legal and must notify all institutions holding Citizens securities on their behalf of such status.
Additional Approval for Executive Committee Members
Executive Committee members must obtain approval from HR Compensation and from their manager to dispose of Citizens Securities.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 9

Exhibit 19.1

Personal Securities Transactions Policy

Compliance with the PST Policy
As a Citizens employee or director, you may be held personally liable for any improper or illegal acts committed during the entirety of employment; non-compliance with the PST Policy may be deemed to encompass one of these acts. Accordingly, all employees and directors must read and comply with the provisions within the PST Policy. Failure to comply may result in imposition of serious sanctions, which may include, but are not limited to, profit disgorgement, trade cancellation, selling of positions, suspension of personal securities transaction privileges, termination of employment, and referral to law enforcement or regulatory agencies.
Employees or directors who become aware of, or suspect, that another employee or director is not adhering to the requirements of the PST Policy must promptly report their suspicion or concern to the Control Room who will investigate; ensuring appropriate corrective action is taken. Employees and directors may also report known or suspected violations anonymously to the Right Call hotline (1-877-495-4727).
Non-compliance
Risks resulting from non-compliance with this Policy or any related Minimum Requirements must be managed in accordance with the Operational Risk Management Policy.
Non-compliance with the Policy or any related Minimum Requirements must be managed in accordance with the Control Room's Internal Violation Guidelines.

Appendices
Key Definitions
Appendix A - Key Definitions
Associated Person means, for purposes of the PST Policy, any person who is registered with, or is otherwise affiliated with a Citizens Broker Dealer, and includes any person who would be an Associated Person under the Membership and Registration Rules of the Financial Industry Regulatory Authority (FINRA).
Business Lines means all of Citizens' business lines including: Consumer Banking, Private Banking & Wealth, Enterprise Technology & Security, Commercial Banking, Human Resources, Finance, Risk Management, Legal, Internal Audit or any other support functions.
CFG Information Sensitive Employee means certain employees who have or may have greater access to Citizens related MNPI, but do NOT have knowledge or access to MNPI activities associated with but not limited to, the Commercial Bank, Finance and Legal transactions and/or acquisitions.
Note: All CFG Information Sensitive Employees will also be a Window Group member subject to additional requirements when trading Citizens Securities.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 10

Exhibit 19.1

Personal Securities Transactions Policy

Citizens Private Side Employees means employees who routinely have access to MNPI of Citizens or its Clients through their knowledge of activities associated with but not limited to, the Commercial Bank, Finance and Legal.
Citizens Vendors means, for the purposes of the PST Policy, a relationship that Citizens has with a service provider, including but not limited to entities providing outsourcing facilities to Citizens, where services are being provided to Citizens but are not directly related to the vendor providing regulated business activities to Clients.
Clients means existing Clients of Citizens, prospective Clients (where Citizens is seeking to enter into a contractual relationship), and former Clients, to whom Citizens may owe ongoing duties. For example, execution of a specific engagement or transaction might have been completed and the relationship itself is dormant; however, Citizens may have ongoing duties of confidentiality and, in certain jurisdictions, some of its original fiduciary obligations (in cases where these arose) may also continue.
Confidential Information means any information obtained by Citizens from a client, customer or third party in whom there is an expectation, or a contractual agreement that such information will remain confidential. Employees should presume that all business information acquired in connection with their responsibilities at Citizens is confidential unless it is already in the public domain. Examples of Confidential Information include:
•Pending or contemplated client orders;
•Trading positions of Citizens or its clients;
•Confidential analysis of companies, industries or economic forecasts;
•Pending investigations and regulatory matters; and
•Company information which includes information concerning Citizens' business and operations, its clients (including any information given to Citizens by its clients), intellectual property, credit analysis, proprietary software and other tangible or intangible material of any nature that Citizens employees may otherwise have access.
Note: Confidential Information may take many forms, including oral, written and electronic. Whatever information employees possess will almost always belong to Citizens, one of Citizens' clients or to another employee of Citizens, and will generally be confidential and must be treated as such.
Conflicts of Interest means when an employee or a member of his/her family is involved in an activity that affects — or could appear to affect — his/her objectivity as an employee of Citizens. An employee’s personal relationships, outside activities, and personal investments can all pose potential conflicts of interest. Refer to the Conflicts of Interest Policy for further guidelines.
Director means a director of the Board of Directors of Citizens Financial Group, Inc.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 11

Exhibit 19.1

Personal Securities Transactions Policy

Information Sensitive Employee means employees and directors who may receive or have access to MNPI. This includes Citizens Private Side Employees, members of the Window Group and Section 16 Filers.
Insider Information means information that has not been publicly disclosed in a manner making it available to investors generally on a broad-based non-exclusionary basis and can include Confidential Information and MNPI.
Material Non-public Information (MNPI) means information that is considered both “material information” AND “non-public information” as specified below:
•Material Information: Information is considered “material information” if:
oThere is a “substantial likelihood” that a “reasonable investor” would consider the information important in making an investment decision; or
oThe disclosure of the information would be “viewed by the reasonable investor as having significantly altered the ‘total mix’ of information made available;" or
oThe disclosure of the information would be “reasonably certain to have a substantial effect on the market price of the security.”
•Non-public Information: Information is “non-public information” if it has not been broadly disseminated. In the U.S., broad dissemination means filing with the SEC or making public disclosure over a national news wire or in a newspaper of general circulation in a large U.S. city. Limited dissemination is not sufficient. For example, the issuance of a press release by an issuer in and of itself is not necessarily enough if the release is not picked up by a national wire service or published in a national newspaper.
Monitored Persons means employees and directors that are monitored by Citizens and are classified as either Information Sensitive Employees, CFG Information Sensitive Employees or Non-Information Sensitive Employees. Employees who in their normal course of employment routinely receive or have access to MNPI and/or who are subject to monitoring through their role as a broker/dealer or corporate adviser.
Non-Classified Employees means all other employees not classified as Information Sensitive Employees, CFG Information Sensitive Employees or Non-Information Sensitive Employees.
Non-Information Sensitive Employees means employees who do not receive or have access to MNPI but make investment recommendations or decisions for Clients; participate in the determination of the recommendations or decisions; or function in a support role.
Pre-Clearance means that Information Sensitive Employees must obtain trade approval from the Control Room prior to executing personal securities transactions. In addition, Section 16 Filers must also obtain clearance from the General Council or nominated delegate for any acquisition or disposition of Citizens Securities.

___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 12

Exhibit 19.1

Personal Securities Transactions Policy

Note: Employees are responsible for submitting their own preclearance requests, including any for household related accounts and while on PTO.
Note: CFG Information Sensitive Employees are only required to pre-clear trades in Citizens Securities. All other personal securities transactions are exempt from the pre-clearance requirements. However, all equity, bond and option positions held are still subject to the 30-Day Hold provisions and all other requirements of the PST Policy.
Related Accounts means accounts of the spouse/domestic partner, dependent children, or any other person who is supported directly or indirectly to a material extent by an employee or director, as well as any accounts in which the employee, director, spouse/domestic partner or dependent has a financial or beneficial interest or control, including joint accounts or partnerships, Individual Retirement Accounts (IRAs) and other self-directed retirement accounts. Specific to Related Accounts, “control” means any account(s) for which the employee or director, or their spouse/domestic partner or dependent is named fiduciary of any kind (guardian, custodian, executor, trustee, etc.) or for which the employee or director has trading authorization or discretion (including where the employee or director serves as a corporate or legal officer or agent).
It is the responsibility of employees and directors to notify and inform related individuals of this PST Policy and their obligations here under. Employees and directors will be held responsible for ensuring that Related Account’s actions are in compliance with this PST Policy.
Note: Pursuant to FINRA Rule 5130, "Material Support" means directly or indirectly providing more than 25% of a person's income in the prior calendar year. Members of the immediate family living in the same household are deemed to be providing each other with Material Support.
Section 16 Filer means Directors and certain Executive Officers of the Window Group subjected to requirements of Section 16 of the Securities Exchange Act of 1934.
Shadow Trading means buying or selling the securities of one company on the basis of MNPI about another closely correlated or economically linked company.
Window Group means directors and certain employees who may have greater access to Citizens-related MNPI. Window Group members are subject to additional restrictions on trading in Citizens Securities. The Window Group consists of:
i.Directors;
ii.Executive officers of Citizens and their assistants and household members;
iii.All L2 and L3 employees reporting to the CEO
iv.CFG Information Sensitive Employees
v.Certain finance division employees who may have access to Citizens-related MNPI; and
vi.Such other employees as may be designated from time to time and informed of such status by Compliance.
___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 13

Exhibit 19.1

Personal Securities Transactions Policy

Refer to the PST Minimum Requirements document Appendix A - Glossary of Terms, for additional definitions.
Appendix B - Endnote
1Citizens Securities are the only securities that are applicable to directors for the minimum holding period.

Revision History
Original Policy Effective Date: August 15, 2014
Approved by the Policy Owner: August 13, 2025, Non-Material Revisions
Approved by the Risk Committee of the Board of Directors: September 17, 2025
Version 12: September 17, 2025
___________________________________________________________________________
Policy Owner: Mark Law, Chief Conduct and Ethics Officer
Functional Area: Risk
Policy Tier Level: 1
Effective Date: 9/17/2025, Version: 12
Information Classification: Internal      Page 14